Green Dot Reports Fourth Quarter 2011 Financial Results, Announces Full-Year 2012 Guidance,
and Secures Exclusive Multi-year Renewals with Rite-Aid and Kmart
Monrovia, CA - January 26, 2012 - Green Dot Corporation (NYSE: GDOT), a leading prepaid financial services company, today reported financial results for the fourth quarter ended December 31, 2011.
Green Dot concluded the year with a strong fourth quarter, including a 26% year-over-year increase in non-GAAP total operating revenues1 to $123.2 million, a 40% year-over-year increase in non-GAAP net income1 to $17.8 million and non-GAAP diluted earnings per share1 of $0.40. GAAP results for the fourth quarter were $119.7 million in revenues, $14.0 million in net income, and $0.33 in diluted earnings per share.
Green Dot also announced recent multi-year extensions to exclusive distribution agreements with Rite-Aid and Kmart, two important long-term retail partners, which call for expanded and more prominent in-store placement of Green Dot's general purpose reloadable (GPR) card products.
“2011 was our first full year as a public company and it was a year that furthered our leadership position in our industry. It was a year where we became a bank holding company and closed on the purchase of what is now called Green Dot Bank. It was a year where we saw our cash and investment securities increase by another $97 million, thus enabling us to continue to invest in strategic M&A, technology infrastructure, regulatory compliance and consumer facing product and marketing initiatives in 2012 and beyond. It was a year that saw Green Dot grow new card activations by 27% over 2010, on top of an already large and industry leading sales base. And it was a year in which we once again delivered robust year-over-year revenue and earnings growth for our investors,” said Steve Streit, Green Dot's Chairman and Chief Executive Officer.
GAAP financial results for the fourth quarter of 2011 compared to the fourth quarter of 2010:

•	Total operating revenues on a generally accepted accounting principles (GAAP) basis increased 30% to $119.7 million for the fourth quarter of 2011 from $91.8 million for the fourth quarter of 2010

•	GAAP net income increased 77% to $14.0 million for the fourth quarter of 2011 from $7.9 million for the fourth quarter of 2010

•	GAAP basic and diluted earnings per common share were $0.33 and $0.33, respectively, for the fourth quarter of 2011 and $0.19 and $0.18, respectively, for the fourth quarter of 2010
Non-GAAP financial results for the fourth quarter of 2011 compared to the fourth quarter of 2010:1

•	Non-GAAP total operating revenues[1] increased 26% to $123.2 million for the fourth quarter of 2011 from $97.5 million for the fourth quarter of 2010

•	Non-GAAP net income[1] increased 40% to $17.8 million for the fourth quarter of 2011 from $12.7 million for the fourth quarter of 2010

•	Non-GAAP diluted earnings per share[1] were $0.40 for the fourth quarter of 2011 and $0.29 for the fourth quarter of 2010

•
EBITDA plus employee stock-based compensation expense and stock-based retailer incentive compensation expense (adjusted EBITDA1) increased 42% to $31.9 million for the fourth quarter of 2011 compared to $22.5 million for the fourth quarter of 2010

1
Reconciliations of total operating revenues to non-GAAP total operating revenues, net income to non-GAAP net income, diluted earnings per share to non-GAAP diluted earnings per share and net income to adjusted EBITDA, respectively, are provided in the tables immediately following the consolidated statements of cash flows. Additional information about the Company's non-GAAP financial measures can be found under the caption “About Non-GAAP Financial Measures” below.

Key business metrics for the quarter ended December 31, 2011:

•	Number of general purpose reloadable (GPR) debit cards activated was 1.98 million for the fourth quarter of 2011, an increase of 450,000, or 29%, over the fourth quarter of 2010

•	Number of cash transfers was 9.14 million for the fourth quarter of 2011, an increase of 1.88 million, or 26%, over the fourth quarter of 2010

•	Number of active cards at quarter end was 4.20 million, an increase of 800,000, or 24%, over the fourth quarter of 2010

•	Gross dollar volume (GDV) was $3.8 billion for the fourth quarter of 2011, an increase of $1.1 billion, or 41%, over the fourth quarter of 2010
Refer to the Company's Quarterly Report on Form 10-Q for a description of these key business metrics. The following tables show the Company's quarterly key business metrics for each of the last eight calendar quarters:

	Q4 2011	Q3 2011	Q2 2011	Q1 2011	Q4 2010	Q3 2010	Q2 2010	Q1 2010
	(in millions)
Number of GPR cards activated	1.98	1.96	1.82	2.21	1.53	1.47	1.48	1.79
Number of cash transfers	9.14	8.87	8.28	7.98	7.26	6.89	6.41	5.93
Number of active cards at quarter end	4.20	4.15	4.10	4.28	3.40	3.28	3.24	3.37
Gross dollar volume	$3,771	$4,109	$3,632	$4,609	$2,672	$2,516	$2,375	$2,846
"We are pleased with the strong growth across all of our key financial and operational metrics in the fourth quarter, which enabled us to meet the high-end of our revised 2011 full-year adjusted EBITDA guidance. We were also encouraged by the year-over-year margin expansion in Q4, which was driven by significant efficiency gains in several areas of the business," said John Keatley, Green Dot's Chief Financial Officer.
Outlook for 2012
Green Dot is providing its initial Outlook for 2012 anticipated results. The Outlook provided is based on a number of assumptions that Green Dot believes are reasonable at the time of this earnings release. Information regarding potential risks that could cause the actual results to differ from these forward-looking statements is set forth below and in Green Dot's filings with the Securities and Exchange Commission.
In 2012, Green Dot expects another year of very strong top-line and bottom-line growth. Non-GAAP total operating revenues2 are expected to grow 20-24%, based upon the following year-over-year assumptions:

▪	A greater than 20% improvement in the average number of active cards

▪	Growth in cash transfers of greater than 20%, and

▪	GDV growth in excess of 30%
Adjusted EBITDA2 growth is also expected to be 20-24%, reflecting investments the Company continues to make in new growth initiatives.”

2
Reconciliations of forward-looking guidance for these non-GAAP financial measures to their respective, most directly comparable projected GAAP financial measures are provided in the tables immediately following the reconciliation of Net Income to Adjusted EBITDA.

Conference Call
The Company will host a conference call to discuss fourth quarter 2011 financial results today at 5:00 pm ET. In addition to the conference call, there will be a webcast presentation of accompanying slides accessible on the Company's investor relations website. Hosting the call will be Steve Streit, Chief Executive Officer, and John Keatley, Chief Financial Officer. The conference call can be accessed live over the phone by dialing (866) 524-3160, or (412) 317-6760 for international callers. A replay will be available approximately two hours after the call concludes and can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers; the conference ID is 10008676. The replay of the webcast will be available until Thursday, February 2, 2012. The live call and the replay, along with supporting materials, can also be accessed through the Company's investor relations website at http://ir.greendot.com/.
Forward-Looking Statements
This earnings release contains forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include, among other things, statements regarding the Company's full-year 2012 guidance, including all the statements under "Outlook for 2012," and other future events that involve risks and uncertainties. Actual results may differ materially from those contained in the forward-looking statements contained in this earnings release, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties that could cause actual results to differ from those projected include, among other things, the Company's dependence on revenues derived from Walmart and three other retail distributors, the Company's reliance on retail distributors for the promotion of its products and services, demand for the Company's products and services, competition, continued and improving returns from the Company's investments in new growth initiatives, the Company's ability to operate in a highly regulated environment, changes to existing laws or regulations affecting the Company's operating methods or economics, the Company's reliance on third-party vendors and card issuing banks, changes in credit card association or other network rules or standards, changes in card association and debit network fees or products or interchange rates, instances of fraud or developments in the prepaid financial services industry that impact prepaid debit card usage generally, business interruption or systems failure, potential difficulties in integrating operations of acquired entities and acquired technologies and the Company's involvement litigation or investigations.  These and other risks are discussed in greater detail in the Company's Securities and Exchange Commission filings, including its quarterly report on Form 10-Q, which is available on the Company's investor relations website at http://ir.greendot.com/ and on the SEC website at www.sec.gov. All information provided in this release and in the attachments is as of January 26, 2012, and the Company assumes no obligation to update this information as a result of future events or developments.

About Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude interest income, net; income tax expense; depreciation and amortization; employee stock-based compensation expense; and stock-based retailer incentive compensation expense. This earnings release includes non-GAAP total operating revenues, non-GAAP net income, non-GAAP earnings per share data, non-GAAP weighted-average shares issued and outstanding and adjusted EBITDA. It also includes full-year 2012 guidance for non-GAAP total operating revenues and adjusted EBITDA. These non-GAAP financial measures are not calculated or presented in accordance with, and are not alternatives or substitutes for, financial measures prepared in accordance with accounting principles generally accepted in the United States of America, and should be read only in conjunction with the Company’s financial measures prepared in accordance with GAAP. The Company’s non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies. The Company believes that the presentation of non-GAAP financial measures provides useful information to management and investors regarding underlying trends in its consolidated financial condition and results of operations. The Company’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate the Company’s business and make operating decisions. For additional information regarding the Company’s use of non-GAAP financial measures and the items excluded by the Company from one or more of its historic and projected non-GAAP financial measures, investors are encouraged to review the reconciliations of the Company’s historic and projected non-GAAP financial measures to the comparable GAAP financial measures, which are attached to this earnings release, and which can be found by clicking on “Financial Information” in the Investor Relations section of the Company’s website at http://ir.greendot.com/.
About Green Dot
Green Dot is a publicly traded bank holding company regulated by the Board of Governors of the Federal Reserve System. The Company provides widely distributed, low cost banking and payment solutions to a broad base of U.S. consumers. Green Dot's products and services include its market leading category of General Purpose Reloadable (GPR) prepaid cards and its industry-leading cash transfer network which are available directly to consumers online and through a network of approximately 59,000 retail stores nationwide where 95% of Americans shop. Green Dot is headquartered in the greater Los Angeles area. For more details, visit www.greendot.com.
Contacts
Investor Relations
Christopher Mammone, 626-739-3942
IR@greendot.com
Media Relations
Liz Brady, 646-277-1226

GREEN DOT CORPORATION
CONSOLIDATED BALANCE SHEETS

	December 31, 2011	December 31, 2010
	(Unaudited)
	(in thousands, except par value)
Assets
Current assets:
Unrestricted cash and cash equivalents	$225,433	$167,503
Investment securities available-for-sale, at fair value	20,647	—
Settlement assets	27,355	19,968
Accounts receivable, net	41,307	33,412
Prepaid expenses and other assets	12,379	8,608
Income tax receivable	5,019	15,004
Net deferred tax assets	6,532	5,398
Total current assets	338,672	249,893
Restricted cash	12,926	5,135
Investment securities available-for-sale, at fair value	10,563	—
Accounts receivable, net	4,147	2,549
Loans	11,420	—
Prepaid expenses and other assets	460	643
Property and equipment, net	27,281	18,034
Deferred expenses	12,604	9,504
Goodwill	10,334	—
Total assets	$428,407	$285,758
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$15,441	$17,625
Deposits	38,953	—
Settlement obligations	27,355	19,968
Amounts due to card issuing banks for overdrawn accounts	42,153	35,068
Other accrued liabilities	16,248	21,633
Deferred revenue	21,500	17,214
Total current liabilities	161,650	111,508
Other accrued liabilities	6,239	3,737
Deferred revenue	19	44
Net deferred tax liabilities	6,862	5,338
Total liabilities	174,770	120,627

Stockholders’ equity:
Convertible Series A preferred stock, $0.001 par value: 10 shares authorized as of December 31, 2011 and 2010; 7 shares issued and outstanding as of December 31, 2011, no shares issued and outstanding as of December 31, 2010	7	—
Class A common stock, $0.001 par value; 100,000 shares authorized as of December 31, 2011 and 2010, respectively; 30,162 and 14,762 shares issued and outstanding as of December 31, 2011 and 2010, respectively	30	13
Class B convertible common stock, $0.001 par value, 100,000 shares authorized as of December 31, 2011 and 2010; 5,280 and 27,091 shares issued and outstanding as of December 31, 2011 and 2010, respectively	5	27
Additional paid-in capital	131,827	95,433
Retained earnings	121,741	69,658
Accumulated other comprehensive income	27	—
Total stockholders’ equity	253,637	165,131
Total liabilities and stockholders’ equity	$428,407	$285,758

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Operating revenues:
Card revenues and other fees	$51,275	$42,397	$209,489	$167,375
Cash transfer revenues	35,883	27,872	134,143	101,502
Interchange revenues	36,068	27,274	141,103	108,380
Stock-based retailer incentive compensation	(3,552)	(5,696)	(17,337)	(13,369)
Total operating revenues	119,674	91,847	467,398	363,888
Operating expenses:
Sales and marketing expenses	42,583	35,113	168,747	122,890
Compensation and benefits expenses	23,105	19,628	87,671	70,102
Processing expenses	16,314	13,847	70,953	56,978
Other general and administrative expenses	15,386	10,602	56,578	44,599
Total operating expenses	97,388	79,190	383,949	294,569
Operating income	22,286	12,657	83,449	69,319
Interest income	336	96	910	365
Interest expense	(144)	(4)	(346)	(52)
Income before income taxes	22,478	12,749	84,013	69,632
Income tax expense	8,470	4,811	31,930	27,400
Net income	14,008	7,938	52,083	42,232
Allocated earnings of preferred stock	(593)	—	(558)	(14,659)
Net income allocated to common stockholders	$13,415	$7,938	$51,525	$27,573
Basic earnings per common share:
Class A common stock	$0.33	$0.19	$1.24	$1.06
Class B common stock	$0.33	$0.19	$1.24	$1.06
Basic weighted-average common shares issued and outstanding:
Class A common stock	24,957	7,541	22,238	2,980
Class B common stock	13,957	31,548	17,718	21,589
Diluted earnings per common share:
Class A common stock	$0.33	$0.18	$1.19	$0.98
Class B common stock	$0.33	$0.18	$1.19	$0.98
Diluted weighted-average common shares issued and outstanding:
Class A common stock	40,813	42,218	42,065	27,782
Class B common stock	15,852	34,667	19,822	24,796

GREEN DOT CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Twelve Months Ended December 31,
	2011	2010
	(In thousands)
Operating activities
Net income	$52,083	$42,232
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,330	7,588
Provision for uncollectible overdrawn accounts	60,562	46,093
Employee stock-based compensation	9,524	7,256
Stock-based retailer incentive compensation	17,337	13,369
Amortization of discount on available-for-sale investment securities	354	—
Provision (recovery) for uncollectible trade receivables	455	(13)
Impairment of capitalized software	397	409
Deferred income taxes	224	(704)
Excess tax benefits from exercise of options	(3,394)	(24,842)
Changes in operating assets and liabilities:
Settlement assets	(7,387)	22,601
Accounts receivable, net	(70,510)	(51,754)
Prepaid expenses and other assets	(2,838)	(1,042)
Deferred expenses	(3,100)	(1,304)
Accounts payable and other accrued liabilities	(4,489)	16,042
Settlement obligations	7,387	(22,601)
Amounts due issuing bank for overdrawn accounts	7,085	11,646
Deferred revenue	4,261	2,113
Income tax receivable	13,428	16,414
Net cash provided by operating activities	93,709	83,503
Investing activities
Purchases of available-for-sale investment securities	(45,156)	—
Proceeds from maturities of available-for-sale securities	20,152	—
(Increase) decrease in restricted cash	(7,791)	10,246
Payments for acquisition of property and equipment	(23,076)	(13,459)
Principal collections on loans	245	—
Acquisition of Bonneville Bancorp, net of cash acquired	5,094	—
Net cash used in investing activities	(50,532)	(3,213)
Financing activities
Proceeds from exercise of options and warrants	6,140	6,068
Excess tax benefits from exercise of options	3,394	24,842
Net increase in deposits	5,219	—
Net cash provided by financing activities	14,753	30,910
Net increase in unrestricted cash and cash equivalents	57,930	111,200
Unrestricted cash and cash equivalents, beginning of year	167,503	56,303
Unrestricted cash and cash equivalents, end of period	$225,433	$167,503

Cash paid for interest	$32	$42
Cash paid for income taxes	$18,291	$14,282

GREEN DOT CORPORATION
Reconciliation of Total Operating Revenues to Non-GAAP Total Operating Revenues (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$119,674	$91,847	$467,398	$363,888
Stock-based retailer incentive compensation (2)(3)	3,552	5,696	17,337	13,369
Non-GAAP total operating revenues	$123,226	$97,543	$484,735	$377,257

Reconciliation of Net Income to Non-GAAP Net Income (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in thousands, except per share data)
Reconciliation of net income to non-GAAP net income
Net income	$14,008	$7,938	$52,083	$42,232
Employee stock-based compensation expense, net of tax (4)	1,547	1,252	5,904	4,401
Stock-based retailer incentive compensation, net of tax (2)	2,214	3,547	10,748	8,108
Non-GAAP net income	$17,769	$12,737	$68,735	$54,741
Diluted earnings per share*
GAAP	$0.33	$0.18	$1.19	$0.98
Non-GAAP	$0.40	$0.29	$1.55	$1.27
Diluted weighted-average shares issued and outstanding**
GAAP	40,813	42,218	42,065	27,782
Non-GAAP	44,142	44,200	44,221	42,978
____________

*	Reconciliations between GAAP and non-GAAP diluted weighted-average shares issued and outstanding are provided in the next table.
**	Diluted weighted-average Class A shares issued and outstanding is the most directly comparable GAAP measure for the periods indicated.

GREEN DOT CORPORATION
Reconciliation of GAAP to Non-GAAP Diluted Weighted-Average Shares issued and Outstanding (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of GAAP to non-GAAP diluted weighted-average shares issued and outstanding
Diluted weighted-average shares issued and outstanding*	40,813	42,218	42,065	27,782
Assumed conversion of weighted-average shares of preferred stock	1,789	—	451	13,803
Weighted-average shares subject to repurchase	1,540	1,982	1,705	1,393
Non-GAAP diluted weighted-average shares issued and outstanding	44,142	44,200	44,221	42,978
____________

*	Represents the diluted weighted-average shares of Class A common stock for the periods indicated.
Supplemental Detail on Non-GAAP Diluted Weighted-Average Shares Issued and Outstanding
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in thousands)
Supplemental detail on non-GAAP diluted weighted-average shares issued and outstanding
Stock outstanding as of December 31:
Class A common stock	30,162	14,762	30,162	14,762
Class B common stock	5,280	27,091	5,280	27,091
Preferred stock (on an as-converted basis)	6,859	—	6,859	—
Total stock outstanding as of December 31:	42,301	41,853	42,301	41,853
Weighting adjustment	(58)	(782)	(189)	(2,088)
Dilutive potential shares:
Stock options	1,895	3,120	2,104	3,061
Restricted stock units	4	—	3	—
Warrants	—	—	—	146
Employee stock purchase plan	—	9	2	6
Non-GAAP diluted weighted-average shares issued and outstanding	44,142	44,200	44,221	42,978

GREEN DOT CORPORATION
Reconciliation of Net Income to Adjusted EBITDA (1)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
	(in thousands)
Reconciliation of net income to adjusted EBITDA
Net income	$14,008	$7,938	$52,083	$42,232
Interest income, net	(192)	(92)	(564)	(313)
Income tax expense	8,470	4,811	31,930	27,400
Depreciation and amortization	3,558	2,183	12,330	7,588
Employee stock-based compensation expense (3)(4)	2,482	2,010	9,524	7,256
Stock-based retailer incentive compensation (2)(3)	3,552	5,696	17,337	13,369
Adjusted EBITDA	$31,878	$22,546	$122,640	$97,532
Non-GAAP total operating revenues	$123,226	$97,543	$484,735	$377,257
Adjusted EBITDA/non-GAAP total operating revenues (adjusted EBITDA margin)	25.9%	23.1%	25.3%	25.9%
Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Total Operating Revenue (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of total operating revenues to non-GAAP total operating revenues
Total operating revenues	$568	$587
Stock-based retailer incentive compensation (2)*	14	14
Non-GAAP total operating revenues	$582	$601

*
Assumes the Company's right to repurchase lapses on 36,810 shares per month during 2012 of the Company's Class A common stock at $31.22 per share, our market price on the last trading day of 2011. A $1.00 change in the Company's Class A common stock price represents an annual change of $441,720 in stock-based retailer incentive compensation.

Reconciliation of Forward Looking Guidance for Non-GAAP Financial Measures to
Projected GAAP Net Income (1)
(Unaudited)

	Range
	Low	High
	(in millions)
Reconciliation of net income to adjusted EBITDA
Net income	$66	$69
Adjustments (5)	81	83
Adjusted EBITDA	$147	$152

Non-GAAP total operating revenues	$601	$582
Adjusted EBITDA / Non-GAAP total operating revenues (Adjusted EBITDA margin)	24%	26%

(1)
To supplement the Company’s consolidated financial statements presented in accordance with GAAP, the Company uses measures of operating results that are adjusted to exclude various, primarily non-cash, expenses and charges. These financial measures are not calculated or presented in accordance with GAAP and should not be considered as alternatives to or substitutes for operating revenues, operating income, net income or any other measure of financial performance calculated and presented in accordance with GAAP. These financial measures may not be comparable to similarly-titled measures of other organizations because other organizations may not calculate their measures in the same manner as we do. These financial measures are adjusted to eliminate the impact of items that the Company does not consider indicative of its core operating performance. You are encouraged to evaluate these adjustments and the reasons we consider them appropriate.

The Company believes that the non-GAAP financial measures it presents are useful to investors in evaluating the Company’s operating performance for the following reasons:

▪
stock-based retailer incentive compensation is a non-cash GAAP accounting charge that is an offset to the Company’s actual revenues from operations as the Company has historically calculated them. This charge results from the monthly lapsing of the Company’s right to repurchase a portion of the 2,208,552 shares it issued to its largest distributor, Walmart, in May 2010. By adding back this charge to the Company’s GAAP 2010 and future total operating revenues, investors can make direct comparisons of the Company’s revenues from operations prior to and after May 2010 and thus more easily perceive trends in the Company’s core operations. Further, because the monthly charge is based on the then-current fair market value of the shares as to which the Company’s repurchase right lapses, adding back this charge eliminates fluctuations in the Company’s operating revenues caused by variations in its stock price and thus provides insight on the operating revenues directly associated with those core operations;

▪
the Company records employee stock-based compensation from period to period, and recorded employee stock-based compensation expenses of approximately $2.5 million and $2.0 million for the three-month periods ended December 31, 2011 and 2010, respectively. By comparing the Company’s adjusted EBITDA, non-GAAP net income and non-GAAP diluted earnings per share in different historical periods, investors can evaluate the Company’s operating results without the additional variations caused by employee stock-based compensation expense, which may not be comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations;

▪
adjusted EBITDA is widely used by investors to measure a company’s operating performance without regard to items, such as interest expense, income tax expense, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense, that can vary substantially from company to company depending upon their respective financing structures and accounting policies, the book values of their assets, their capital structures and the methods by which their assets were acquired; and

▪	securities analysts use adjusted EBITDA as a supplemental measure to evaluate the overall operating performance of companies.
The Company’s management uses the non-GAAP financial measures:

▪	as measures of operating performance, because they exclude the impact of items not directly resulting from the Company’s core operations;

▪	for planning purposes, including the preparation of the Company’s annual operating budget;

▪	to allocate resources to enhance the financial performance of the Company’s business;

▪	to evaluate the effectiveness of the Company’s business strategies; and

▪	in communications with the Company’s board of directors concerning the Company’s financial performance.
The Company understands that, although adjusted EBITDA and other non-GAAP financial measures are frequently used by investors and securities analysts in their evaluations of companies, these measures have limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of the Company’s results of operations as reported under GAAP. Some of these limitations are:

▪	that these measures do not reflect the Company’s capital expenditures or future requirements for capital expenditures or other contractual commitments;

▪	that these measures do not reflect changes in, or cash requirements for, the Company’s working capital needs;

▪	that these measures do not reflect interest expense or interest income;

▪	that these measures do not reflect cash requirements for income taxes;

▪
that, although depreciation and amortization are non-cash charges, the assets being depreciated or amortized will often have to be replaced in the future, and these measures do not reflect any cash requirements for these replacements; and

▪	that other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

(2)
This expense consists of the recorded fair value of the shares of Class A common stock for which the Company’s right to repurchase has lapsed pursuant to the terms of the May 2010 agreement under which they were issued to Wal-Mart Stores, Inc., a contra-revenue component of the Company’s total operating revenues. Prior to the three months ended June 30, 2010, the Company did not record stock-based retailer incentive compensation expense. The Company will, however, continue to incur this expense through May 2015. In future periods, the Company does not expect this expense will be comparable from period to period due to changes in the fair value of its Class A common stock. The Company will also have to record additional stock-based retailer incentive compensation expense to the extent that a warrant to purchase its Class B common stock vests and becomes exercisable upon the achievement of certain performance goals by PayPal. The Company does not believe these non-cash expenses are reflective of ongoing operating results.

(3)
The Company does not include any income tax impact of the associated non-GAAP adjustment to non-GAAP total operating revenues or adjusted EBITDA, as the case may be, because each of these non-GAAP financial measures is provided before income tax expense.

(4)
This expense consists primarily of expenses for employee stock options. Employee stock-based compensation expense is not comparable from period to period due to changes in the fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers) and is not a key measure of the Company’s operations. The Company excludes employee stock-based compensation expense from its non-GAAP financial measures primarily because it consists of non-cash expenses that the Company does not believe are reflective of ongoing operating results. Further, the Company believes that it is useful to investors to understand the impact of employee stock-based compensation to its results of operations.

(5)
These amounts represent estimated adjustments for net interest income, income taxes, depreciation and amortization, employee stock-based compensation expense, and stock-based retailer incentive compensation expense. Employee stock-based compensation expense and stock-based retailer incentive compensation expense include assumptions about the future fair market value of the Company’s Class A common stock (which is influenced by external factors like the volatility of public markets and the financial performance of the Company’s peers).